Exhibit 99.1
P R E S S   R E L E A S E

Splunk Announces Fiscal Second Quarter 2022 Financial Results

Cloud ARR Up 72%
Expects Total ARR of $3.1 Billion by Fiscal Year End

SAN FRANCISCO – August 25, 2021 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced results for its fiscal second quarter ended July 31, 2021.

Second Quarter 2022 Financial Highlights
•Cloud ARR was $976 million, up 72% year-over-year.
•Total ARR was $2.63 billion, up 37% year-over-year.
•Cloud revenue was $217 million, up 73% year-over-year.
•Total revenues were $606 million, up 23% year-over-year.
•234 customers with Cloud ARR greater than $1 million, up 100% year-over-year.
•582 customers with Total ARR greater than $1 million, up 47% year-over-year.

“Our team delivered another strong quarter, validating the high strategic value we deliver to the world’s largest and most dynamic organizations,” said Doug Merritt, President and CEO of Splunk. “We doubled the number of customers with Cloud ARR of $1 million dollars or more as workloads and data continue to shift to cloud. Our second quarter execution was broad-based with each of our major geographic regions exceeding our own expectations as more and more customers around the world rely on Splunk and our market-leading data platform and cloud-based capabilities.”

“We delivered another quarter of high growth with Total ARR of $2.63 billion dollars, up 37% year-over-year,” said Jason Child, Chief Financial Officer, Splunk. “We outperformed in the first half of the year and are well-positioned heading into the second half. We expect $1.3 billion of Cloud ARR and Total ARR of well over $3 billion by fiscal year end as we help our customers accelerate their digital transformations.”

Business Highlights:

New and Expansion Customers Include: Arlo, Chartis Group LLC, Fujitsu, Hiscox Underwriting Group Services Limited, Intel Corporation, N-able Technologies, Inc., Norwegian Labour and Welfare Administration (NAV), and Rover Group, Inc.

•New Cloud-based Platforms Help Customers Maximize the Value from their Data: Splunk launched the Splunk Observability Cloud, Splunk IT Cloud, and Splunk Security Cloud to help organizations safely conquer complexity and fast-track cloud transformation. In addition, Splunk completed the acquisition of TruSTAR, a cloud-native security company offering a data-centric intelligence platform.
•Silver Lake Investment: Silver Lake Partners, a global leader in technology investing, made a $1 billion investment in Splunk senior notes to support the continued transformation of Splunk's business and management of the company's capital structure, including Splunk's $1 billion share buyback program. Kenneth Hao, Chairman and Managing Partner of Silver Lake, was also appointed to Splunk’s Board of Directors.
•Splunk Ranks First in Both IT and Security Market Share Reports By Gartner, Inc.: Splunk leads IT Operations Management (ITOM) Performance Analysis and Security Information and Event Management (SIEM) market share rankings for the second and third consecutive year in 2020 reports.*
•Splunk Expands Executive Bench and Technical Leadership: Splunk welcomed Shawn Bice as president of Products and Technology and appointed executives to the positions of Chief Cloud Officer, Chief Marketing Officer, and Chief Product Officer.
•Splunk Delivers State of Observability and Security Reports: Global research reveals that IT leaders’ early investments in observability lead to improvements in performance, customer experience and bottom line. As well, security strategy evolution is necessary to address the increasing complexity of hybrid, multicloud infrastructures as supply chain attacks and remote work continues.

Financial Outlook

The company is providing the following guidance for its fiscal third quarter 2022 (ending October 31, 2021):

•Cloud ARR is expected to be between $1.10 billion and $1.11 billion.
•Total ARR is expected to be between $2.8 billion and $2.825 billion.
•Total revenues are expected to be between $625 million and $650 million.
•Non-GAAP operating margin is expected to be between negative 15% and negative 20%.

The company is providing the following guidance for its fiscal year 2022 (ending January 31, 2022):

•Cloud ARR is expected to be between $1.305 billion and $1.330 billion.
•Total ARR is expected to be between $3.085 billion and $3.135 billion.
•Total revenues are expected to be between $2.53 billion and $2.60 billion.
•Non-GAAP operating margin is expected to be between negative 14% and negative 17%.
•Operating Cash Flow is expected to be approximately $100 million.

All forward-looking non-GAAP financial measures contained in this “Financial Outlook” section exclude estimates for stock-based compensation and related employer payroll tax, acquisition-related adjustments, amortization of intangible assets, restructuring and facility exit charges and capitalized software development costs.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal second quarter 2022 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through September 1, 2021 by dialing (855) 859-2056 and referencing Conference ID 2160425.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s guidance for total ARR, cloud ARR, revenue and non-GAAP operating margin targets for the company’s fiscal third quarter and fiscal year 2022 and operating cash flow for the company’s fiscal year 2022 in the paragraphs under “Financial Outlook” above and elsewhere in this press release, statements regarding our market opportunity, including trends in the pace of customer digital and cloud transformation, our global presence and trends in customer demand, engagement and bookings; the growth of our cloud business; the market for data-related products and the importance of data and our ability to leverage these trends; our strategy, technology and product innovation; expectations for our industry, business and products, such as our business model, customer demand, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in the company's business, including product and service innovations and through acquisitions; Splunk’s shift from sales of licenses to sales of cloud services which impacts the timing of revenue and margins; a shift from generally invoicing multi-year contracts upfront to invoicing on an annual basis which impacts cash collections; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to the company's convertible notes; the emergence of new COVID-19 variants such as the Delta variant, the impact of new variants such as the Delta variant and related public health measures on our business, as well as the impact of new variants such as the Delta variant on the overall economic environment, including customer buying capacity, urgency and patterns; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2021, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

*Gartner, Inc., Market Share Analysis: ITOM, Performance Analysis Software, Worldwide, 2020; Laurie Wurster and Shailendra Upadhyay, June 11, 2021; Gartner, Inc., Market Share: All Software Markets, Worldwide 2020, Neha Gupta et al, April 14, 2021

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2021 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Patricia Hogan
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com
Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenues
Cloud services	$217,422	$125,870	$411,380	$238,022
License	219,600	176,814	362,881	325,199
Maintenance and services	168,721	188,974	333,533	362,514
Total revenues	605,743	491,658	1,107,794	925,735
Cost of revenues
Cloud services	98,016	59,728	186,101	113,218
License	2,459	5,474	6,749	11,540
Maintenance and services	82,932	66,850	162,463	135,911
Total cost of revenues	183,407	132,052	355,313	260,669
Gross profit	422,336	359,606	752,481	665,066
Operating expenses
Research and development	259,709	197,297	506,907	389,421
Sales and marketing	382,129	323,687	738,237	642,911
General and administrative	124,928	78,081	287,114	160,805
Total operating expenses	766,766	599,065	1,532,258	1,193,137
Operating loss	(344,430)	(239,459)	(779,777)	(528,071)
Interest and other income (expense), net
Interest income	507	3,581	886	10,056
Interest expense	(39,013)	(30,148)	(72,603)	(54,585)
Other income (expense), net	1,146	5,917	(77)	5,243
Total interest and other income (expense), net	(37,360)	(20,650)	(71,794)	(39,286)
Loss before income taxes	(381,790)	(260,109)	(851,571)	(567,357)
Income tax provision (benefit)	2,161	1,213	3,381	(456)
Net loss	$(383,951)	$(261,322)	$(854,952)	$(566,901)

Basic and diluted net loss per share	$(2.34)	$(1.64)	$(5.23)	$(3.58)

Weighted-average shares used in computing basic and diluted net loss per share	164,018	158,952	163,615	158,241

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$2,231,165	$1,771,064
Investments, current	267,035	87,847
Accounts receivable, net	882,436	1,114,199
Prepaid expenses and other current assets	171,261	162,939
Deferred commissions, current	100,774	136,331
Total current assets	3,652,671	3,272,380
Investments, non-current	36,889	13,728
Accounts receivable, non-current	194,630	347,202
Operating lease right-of-use assets	239,066	356,296
Property and equipment, net	132,841	182,780
Intangible assets, net	192,904	206,153
Goodwill	1,401,628	1,334,888
Deferred commissions, non-current	104,284	69,637
Other assets	91,411	85,422
Total assets	$6,046,324	$5,868,486
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$45,789	$9,319
Accrued compensation	302,156	281,986
Accrued expenses and other liabilities	240,994	202,959
Deferred revenue, current	954,070	1,030,484
Total current liabilities	1,543,009	1,524,748
Convertible senior notes, net	3,054,463	2,302,635
Operating lease liabilities	219,242	330,970
Deferred revenue, non-current	80,539	110,418
Other liabilities, non-current	14,406	5,710
Total non-current liabilities	3,368,650	2,749,733
Total liabilities	4,911,659	4,274,481
Stockholders’ equity
Common stock	165	163
Accumulated other comprehensive loss	(864)	(592)
Additional paid-in capital	4,689,282	4,063,885
Treasury stock	(229,515)	—
Accumulated deficit	(3,324,403)	(2,469,451)
Total stockholders’ equity	1,134,665	1,594,005
Total liabilities and stockholders’ equity	$6,046,324	$5,868,486

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(383,951)	$(261,322)	$(854,952)	$(566,901)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	24,829	22,191	50,625	42,685
Amortization of deferred commissions	35,669	34,242	77,983	61,120
Amortization of investment premiums (accretion of discounts), net	382	(252)	432	(944)
Amortization of debt discount and issuance costs	31,226	24,322	57,784	44,738
Gain on extinguishment of convertible senior notes	—	(6,952)	—	(6,952)
Repurchase of convertible senior notes attributable to the accreted interest related to debt discount	—	(22,149)	—	(22,149)
Loss on lease termination	—	—	52,524	—
Non-cash operating lease costs	(1,565)	5,228	571	15,759
Stock-based compensation	204,780	154,873	387,197	313,691
Disposal of property and equipment	33	476	33	981
Deferred income taxes	835	257	(294)	(644)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable, net	(109,548)	(142,838)	384,798	184,261
Prepaid expenses and other assets	83,327	17,339	(14,842)	12,493
Deferred commissions	(47,508)	(37,939)	(77,073)	(60,154)
Accounts payable	(3,140)	15,627	19,698	22,963
Accrued compensation	74,247	36,331	20,170	(61,378)
Accrued expenses and other liabilities	11,395	8,773	17,817	(1,294)
Deferred revenue	23,069	(18,283)	(107,731)	(102,307)
Net cash provided by (used in) operating activities	(55,920)	(170,076)	14,740	(124,032)
Cash flows from investing activities
Purchases of investments	(269,352)	—	(289,573)	(87,135)
Maturities of investments	—	242,902	87,766	497,725
Acquisition, net of cash acquired	(80,333)	—	(80,333)	—
Purchases of property and equipment	(3,510)	(11,060)	(4,363)	(25,816)
Capitalized software development costs	(2,082)	(3,585)	(5,148)	(7,133)
Other investment activities	(1,293)	(511)	(1,168)	(2,886)
Net cash provided by (used in) investing activities	(356,570)	227,746	(292,819)	374,755
Cash flows from financing activities
Proceeds from the exercise of stock options	636	1,253	1,174	2,671
Proceeds from employee stock purchase plan	48,246	44,214	48,246	44,214
Proceeds from the issuance of convertible senior notes, net of issuance costs	982,749	1,246,544	982,749	1,246,544
Purchase of capped calls	—	(137,379)	—	(137,379)
Partial repurchase of convertible senior notes	—	(668,929)	—	(668,929)
Repurchases of common stock	(192,208)	—	(192,208)	—
Taxes paid related to net share settlement of equity awards	(40,966)	—	(101,781)	(49,228)
Net cash provided by financing activities	798,457	485,703	738,180	437,893
Effect of exchange rate changes on cash and cash equivalents	—	2,015	—	626
Net increase in cash and cash equivalents	385,967	545,388	460,101	689,242
Cash and cash equivalents at beginning of period	1,845,198	922,507	1,771,064	778,653
Cash and cash equivalents at end of period	$2,231,165	$1,467,895	$2,231,165	$1,467,895
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“Total ARR”) represents the annualized revenue run-rate of active cloud services, term license and maintenance contracts at the end of a reporting period. Cloud Annual Recurring Revenue (“Cloud ARR”) represents the annualized revenue run-rate of active cloud services contracts at the end of a reporting period. Each contract is annualized by dividing the contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cloud services cost of revenues, cloud services gross margin, cost of revenues, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs and non-cash interest expense related to convertible senior notes. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the estimated non-GAAP tax rate, Splunk evaluates financial projections based on its non-GAAP results and the tax effect of those projections. The estimated non-GAAP tax rate takes into account many factors including our operating structure and tax positions. The non-GAAP tax rate applied to the three and six months ended July 31, 2021 was 20%. The applicable fiscal 2021 tax rates are noted in the reconciliations. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of intangible assets, acquisition-related adjustments, restructuring and facility exit charges, capitalized software development costs and non-cash interest expense related to convertible senior notes from the applicable non-GAAP financial measures because these adjustments are considered by management to be outside of Splunk’s core operating results.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by (Used In) Operating Activities to Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$(55,920)	$(170,076)	$14,740	$(124,032)
Less purchases of property and equipment	(3,510)	(11,060)	(4,363)	(25,816)
Free cash flow (non-GAAP)	$(59,430)	$(181,136)	$10,377	$(149,848)
Net cash provided by (used in) investing activities	$(356,570)	$227,746	$(292,819)	$374,755
Net cash provided by financing activities	$798,457	$485,703	$738,180	$437,893

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$98,016	$(4,698)	$(7,299)	$—	$—	$(594)	$—	$—	$85,425
Cloud services gross margin	54.9%	2.2%	3.4%	—%	—%	0.2%	—%	—%	60.7%
Cost of revenues	183,407	(22,295)	(9,758)	—	—	(594)	—	—	150,760
Gross margin	69.7%	3.7%	1.6%	—%	—%	0.1%	—%	—%	75.1%
Research and development	259,709	(82,191)	—	—	—	2,081	—	—	179,599
Sales and marketing	382,129	(65,613)	(5,101)	—	(613)	—	—	—	310,802
General and administrative	124,928	(38,099)	—	(957)	6	(533)	—	—	85,345
Operating loss	(344,430)	208,198	14,859	957	607	(954)	—	—	(120,763)
Operating margin	(56.9)%	34.4%	2.5%	0.2%	0.1%	(0.2)%	—%	—%	(19.9)%
Income tax provision (benefit)	2,161	—	—	—	—	—	—	(27,540)	(25,379)
Net loss	$(383,951)	$208,198	$14,859	$957	$607	$(954)	$31,227	$27,540	$(101,517)
Net loss per share (1)	$(2.34)	$1.27	$0.09	$0.01	$—	$(0.01)	$0.19	$0.17	$(0.62)
_________________________
(1)                Calculated based on 164,018 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges		Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$59,728	$(2,812)	$(5,290)	$(229)		$—	$—		$—	$51,397
Cloud services gross margin	52.5%	2.2%	4.3%	0.2%		—%	—%		—%	59.2%
Cost of revenues	132,052	(14,653)	(10,511)	(497)		—	—		—	106,391
Gross margin	73.1%	3.1%	2.1%	0.1%		—%	—%		—%	78.4%
Research and development	197,297	(68,102)	—	(2,884)		3,585	—		—	129,896
Sales and marketing	323,687	(52,865)	(4,333)	(1,168)		—	—		—	265,321
General and administrative	78,081	(24,553)	—	(518)		—	—		—	53,010
Operating loss	(239,459)	160,173	14,844	5,067		(3,585)	—		—	(62,960)
Operating margin	(48.7)%	32.6%	3.0%	1.0%		(0.7)%	—%		—%	(12.8)%
Income tax provision (benefit)	1,213	—	—	—		—	—		(14,366)	(13,153)
Net loss	$(261,322)	$160,173	$14,844	$5,543	(3)	$(3,585)	$17,369	(4)	$14,366	$(52,612)
Net loss per share (1)	$(1.64)	$1.01	$0.09	$0.03		$(0.02)	$0.11		$0.09	$(0.33)
_________________________
(1)               Calculated based on 158,952 weighted-average shares of common stock.
(2)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
(3)                Includes a $0.5 million loss on disposal of property, plant and equipment.
(4)                Includes non-cash interest expense of $24.3 million and a $7.0 million non-recurring gain on extinguishment of convertible senior notes.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2021

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Acquisition-related adjustments	Restructuring and facility exit charges	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$186,101	$(8,368)	$(14,040)	$—	$—	$(1,188)	$—	$—	$162,505
Cloud services gross margin	54.8%	2.0%	3.4%	—%	—%	0.3%	—%	—%	60.5%
Cost of revenues	355,313	(40,617)	(19,826)	—	—	(1,188)	—	—	293,682
Gross margin	67.9%	3.7%	1.8%	—%	—%	0.1%	—%	—%	73.5%
Research and development	506,907	(162,465)	(26)	—	—	5,149	—	—	349,565
Sales and marketing	738,237	(123,331)	(9,847)	—	(613)	—	—	—	604,446
General and administrative	287,114	(71,787)	—	(957)	(55,228)	(709)	—	—	158,433
Operating loss	(779,777)	398,200	29,699	957	55,841	(3,252)	—	—	(298,332)
Operating margin	(70.4)%	35.9%	2.7%	0.1%	5.0%	(0.2)%	—%	—%	(26.9)%
Income tax provision (benefit)	3,381	—	—	—	—	—	—	(65,849)	(62,468)
Net loss	$(854,952)	$398,200	$29,699	$957	$55,841	$(3,252)	$57,786	$65,849	$(249,872)
Net loss per share (1)	$(5.23)	$2.44	$0.18	$0.01	$0.34	$(0.02)	$0.35	$0.40	$(1.53)
_________________________
(1)                Calculated based on 163,615 weighted-average shares of common stock.
(2)            Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of intangible assets	Restructuring and facility exit charges		Capitalized software development costs	Non-cash interest expense related to convertible senior notes		Income tax adjustment (2)	Non-GAAP
Cloud services cost of revenues	$113,218	$(5,202)	$(10,296)	$(229)		$—	$—		$—	$97,491
Cloud services gross margin	52.4%	2.2%	4.3%	0.1%		—%	—%		—%	59.0%
Cost of revenues	260,669	(28,635)	(20,884)	(497)		—	—		—	210,653
Gross margin	71.8%	3.0%	2.3%	0.1%		—%	—%		—%	77.2%
Research and development	389,421	(139,367)	(25)	(2,884)		7,133	—		—	254,278
Sales and marketing	642,911	(112,287)	(8,666)	(1,168)		—	—		—	520,790
General and administrative	160,805	(46,198)	—	(518)		—	—		—	114,089
Operating loss	(528,071)	326,487	29,575	5,067		(7,133)	—		—	(174,075)
Operating margin	(57.0)%	35.3%	3.2%	0.5%		(0.8)%	—%		—%	(18.8)%
Income tax benefit	(456)	—	—	—		—	—		(34,564)	(35,020)
Net loss	$(566,901)	$326,487	$29,575	$5,543	(3)	$(7,133)	$37,785	(4)	$34,564	$(140,080)
Net loss per share (1)	$(3.58)	$2.05	$0.19	$0.04		$(0.05)	$0.24		$0.22	$(0.89)
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(1)                Calculated based on 158,241 weighted-average shares of common stock.
(2)                Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%.
(3)                Includes a $0.5 million loss on disposal of property, plant and equipment.
(4)                Includes non-cash interest expense of $44.7 million and a $7.0 million non-recurring gain on extinguishment of convertible senior notes.

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